In regard to the Interfund Lending program, I certify that the Advisers on behalf of the Funds have implemented procedures reasonably designed to achieve compliance with the SEC Exemptive Order and Board approved procedures.

/s/ Frank Knox                                                                                                           6-11-14

Frank Knox                                                                                                     Date

Chief Compliance Officer

John Hancock Funds